UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2012
(Date of earliest event reported: August 6, 2012)

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27781	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Wall Street, Suite 2401
New York, NY 10005
(Address of principal executive offices, zip code)

(646) 961-4459
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 4.01 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 6, 2012, Rosenberg Rich Baker Berman & Company (“RRBB”) notified the Company that RRBB resigned as our independent registered public accounting firm.  The Company will file a Form 8-K when another public accounting firm is selected.

RRBB’s reports on the financial statements for the fiscal years ended December 31, 2010 and 2009, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or auditing principles, except the reports included an explanatory paragraph related to the Company’s ability to continue as a going concern.

During the two fiscal years ended mentioned above and through the interim periods that the firm reviewed in 2011, there were no disagreements with the former accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from Rosenberg Rich Baker Berman & Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED HEALTH PRODUCTS, INC.

Dated: December 3, 2012	/s/ Dr. Phillip Forman
Dr. Phillip Forman
Chief Executive Officer

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